UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2010

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 12, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Hyatt Hotels Corporation (the “Company”), in its capacity as Administrator of the Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “LTIP”), approved an amendment to the Special Restricted Stock Unit Agreements (collectively, the “Special RSU Award Agreements”) previously entered into with Messrs. Hoplamazian, Singh, Floyd, Sarna and Haggerty (the “NEOs”) in 2008 and 2009. Specifically, the Committee amended the Special RSU Award Agreement provisions regarding forfeiture of the Special RSU Awards, and any other restricted stock unit or other awards the NEO receives under the LTIP (collectively, the “Awards”) for a material breach of the non-solicitation and noncompete covenants set forth in the Special RSU Award Agreements (the “Covenants”). Prior to being amended, under the Special RSU Award Agreements, if the NEO materially breached the Covenants he would forfeit all Awards, whether or not vested. Under the amended Special RSU Award Agreements, if an NEO materially breaches the Covenants, he will forfeit (i) the unvested portion of any Award; (ii) in the event of a material breach of the Covenants during the NEO’s employment, any vested Award made under the LTIP that vested within a one year period prior to the date of the material breach; and (iii) in the event of a material breach of the Covenants after termination of service, any vested Award made under the LTIP that vested within a one year period prior to the date of the NEO’s termination of service.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 14, 2010, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 539,588 shares of Class B Common Stock of the Company, par value $0.01 per share (“Class B Common Stock”), that converted into shares of Class A Common Stock of the Company, par value $0.01 per share (“Class A Common Stock”). The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended the Certificate of Incorporation to reduce the total authorized number of shares of capital stock of the Company by 539,588 shares. The total number of authorized shares of the Company is now 1,471,460,412 shares, consisting of 1,000,000,000 shares designated Class A Common Stock, 461,460,412 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, par value $0.01 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 539,588 Shares of Class B Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: September 16, 2010	By:	/s/ Harmit J. Singh
Harmit J. Singh
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBIT

Exhibit Number	Description

3.1	Certificate of Retirement of 539,588 Shares of Class B Common Stock